Exhibit 10.7
Amended Option Agreement

This Amended Option Agreement (this(“Agreement”) is made and entered into as of March 29, 2012 (the “effective date”) between Mr. Tang Weijiao and Ms. Cao Xiaoya, both residents of West Wenshan Road, Suite 117, Hangzhou, Zhejiang Province, people’s Republic of China (the “Purchaser(s)”) and Crown Union Resources Limited a British Virgin Islands company (“Seller”). Purchaser and Seller are also referred to herein together as the “parties” and individually as a “Party.”

NOW THEREFORE, in consideration of the execution and delivery of the Agreement and other good an valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

The original Option Agreement dated December 30, 2011shall become effective on the date when Peng Tuo Education and Technology Co., Ltd. (“PTIT”) provides China Education International, Inc. (“CEII”) PTIT’s audited financial statements for the fiscal years ended December 31, 2011 and 2010 and unaudited financial statements for any completed three month period as of the date such financials are provided to CEII, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied (“US GAAP”). The parties further agree that the PTIT financial statements will be provided to CEII no later than June 15, 2012 and that such financial statements shall be reasonably acceptable to CEII.

This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the original Option Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dated first written above.

Purchaser:

Sign: /s/Tang Weijiao
       Tang Weijiao

Purchaser:

Sign: /s/Cao Xiaoya
       Cao Xiaoya

Seller:

Sign: /s/Joshua Kallan
         Joshua Kallan

Collateral Agent:
China Education International, Inc. as Collateral Agent

By: /s/Joel Mason
Joel Mason, Chief Executive Officer